Exhibit 99.2


--------------------------------------------------------------------------------
[LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE]   Hershey Foods NEWS
Corporate Communications - Hershey Foods Corporation - 100 Crystal A Drive -
                                Hershey, PA 17033
                E-mail: pr@hersheys.com - http://www.hersheys.com
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE                   CONTACT:  John C. Long
February 16, 1999                                 717-534-7631





                             Hershey Foods Announces
                         Stock Repurchase Authorization

HERSHEY, Pa. -- Hershey Foods Corporation today announced that the Board of Directors has approved an authorization to acquire, from time to time in open market or through privately negotiated transactions, up to $230 million of its Common Stock. This authorization, which follows completion of a $200 million program authorized in early 1996, will be funded by proceeds from the corporation's recent sale of its pasta business. The shares of Common Stock acquired by the corporation will be held as Treasury shares.

                                    # # #